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                                                                   Exhibit 10.15


                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.



                                  CONFIDENTIAL



                                LICENSE AGREEMENT

                                     BETWEEN

                         CASE WESTERN RESERVE UNIVERSITY

                                       AND

                                 ATHERSYS, INC.



THIS AGREEMENT, effective as of the first day of November, 1995, between Athersys, Inc., a corporation domiciled in the state of Delaware, having a principal place of business at 11000 Cedar Avenue, Cleveland, Ohio ("Company"), Suite 205A, and Case Western Reserve University, a non-profit corporation having its principal office at 10900 Euclid Avenue, Cleveland, Ohio ("University").

                                   BACKGROUND

University, with principal activities in teaching and scholarship, makes its developed technology available to commercial entities through licenses to the extent that it complements and does not conflict with University's principal activities. In this spirit, University is prepared to license to Company certain technology which Company desires to obtain. To accomplish these ends, University and Company have entered into this License Agreement and a Sponsored Research Agreement of even date hereto, and have agreed as follows:

                                    AGREEMENT

ARTICLE I: LICENSE
------------------

1.1 GRANT AND SUBJECT MATTER. University grants Company a License to United States Patent Application No. 08/487, 929 entitled "Method for Stably Cloning Large Repeating Units of DNA", filed June 7, 1995, and all continuations, continuations-in-part, divisionals, and foreign counterparts, and all know-how, concepts, ideas and technology related thereto which have been co-developed by Dr. Huntington Willard, Dr. John Harrington and Dr. Gil Van Bokkelen ("Licensed Technology").

1.2 EXCLUSIVITY. The Licensed Technology shall be exclusive in the field of human gene therapeutics and diagnostics. However, University shall retain a royalty-free right to practice the subject matter of the Licensed Technology for any research, testing, or educational purpose of

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University and to commercialize the results of such research, testing and educational use. University agrees not to exercise this right in a manner which
(i) shall materially and adversely affect the commercial value of the subject matter of the Licensed Technology or (ii) shall breach Article IV of this Agreement. In addition, the Licensed Technology shall be subject to such rights as are required to be accorded to any governmental agency as a consequence of prior or contemporaneous funding for research or development of the subject matter of the Licensed Technology.

1.3 TERM. The term of the Licensed Technology shall be twenty (20) years or the life of last patent to expire on the Technology, whichever is longer.

1.4 SUBLICENSES. Company may grant Sublicenses upon thirty (30) days written notice, which shall include a copy of the proposed transaction. Company agrees to ensure that any sublicensee agrees to the terms of Article II, Article III,
Article V, Article VII and Article IX of this Agreement.

ARTICLE II: TITLE
-----------------

University shall retain title to the subject matter of the Licensed Technology.

ARTICLE III: PATENTS
--------------------

3.1 COST. Company shall pay the costs of all patent applications covering the Technology through its designated patent counsel.

3.2 PAYMENT. Company shall pay patent costs directly to patent counsel promptly upon receipt of an invoice for such costs.

3.3 REPORTS. University and Company shall keep each other apprised of the status of the patent application(s) and patent(s) in a timely manner.

3.4 INFRINGEMENT. If either party becomes aware of any infringement of any patent(s) licensed as part of this Agreement, it shall promptly notify the other party. Neither Company nor University shall have any obligation to initiate litigation to protect any patent or proprietary right granted under this Agreement. However, each party shall have the unqualified right to protect its interests by initiating legal action, or participating fully in the legal action initiated by the other party. Each party and its respective attorney shall cooperate fully with the other party in any litigation. If Company elects to bring suit against a third party to protect patent or proprietary rights granted under this Agreement, fifty percent (50%) of the associated costs (including reasonable attorney's fees) paid by Company may be offset against any amount due to University pursuant to Article V. All damages awarded in any suit shall belong exclusively to the party initiating the suit, except that Company shall reimburse University any amounts offset pursuant to Section 3.4 from damages awarded to Company after Company's own legal costs have been reimbursed.

ARTICLE IV: CONFIDENTIALITY
---------------------------

University and Company agree to advise their respective employees that it is necessary to hold in confidence all technical information and know-how (collectively "Knowledge") received from the other party in connection with the Licensed Technology, for a period of three years from the date of


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                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.



written disclosure or until a patent is issued on the Technology, whichever occurs first. University and Company shall use reasonable efforts to prevent disclosure of such Knowledge during the three year period. This Section shall not apply, however, to Knowledge which:

         A. is now in or shall enter the public domain as the result of its disclosure in a publication, the issuance of a patent, or otherwise without the legal fault of the receiving party;

         B. the receiving party can prove was in its possession in written form at the time of disclosure by the other party;

         C. comes into the hands of the receiving party by means of a third party who is entitled to make such disclosure and who has no obligation of confidentiality toward the disclosing party; or

         D.       must be disclosed as required by law.

ARTICLE V: ROYALTIES, PAYMENTS, REPORTS AND PERFORMANCE
-------------------------------------------------------

5.1 CONSIDERATION. As consideration for the Licensed Technology, Company shall pay University a royalty on all products sold under the authority of Company, including those under the authority of any sublicensees, if the products are covered by any patent licensed under this Agreement or patent application or are based on technical information and know-how developed and related to the subject matter of the patent, whether patentable or unpatentable. The royalty shall be [***](1).

In addition to the royalty described in the preceding paragraph, prior to or concurrently with the Effective Date, Company shall issue in the name of CWRU fifty-four (54) shares of the Company common stock (out of a total of three thousand shares of Company stock authorized). After the Effective Date and for as long as the Sponsored Research Agreement is in effect, Company shall issue additional shares of its common stock at a rate of four (4) shares per month for twenty-four (24) months, commencing on the one month anniversary of the Effective Date, to a maximum of ninety-six (96) additional shares of common stock (Additional Shares). In the event either the Company or CWRU terminate the Sponsored Research Agreement for any reason, or if the Sponsored Research Agreement expires and is not renewed for at least one additional year by the election of either Company or CWRU, then Company shall not be obligated to issue Additional Shares to CWRU after the effectiveness of such termination or expiration. Any Additional Shares issued to CWRU by the Company prior to the termination or expiration of the Sponsored Research Agreement shall remain the property of CWRU.

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         (1) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.


5.2 ROYALTY DUE. The royalties under this Article shall be paid by Company to University within thirty (30) days following the close of each calendar quarter.

5.3 REPORTS. Company shall submit to University at the same time as each royalty payment is made, written reports of gross sales of products described in Section
5.1. The number of each such product sold, and the calculation of royalty due and payable, on a country-by-country basis. These reports shall be subject to audit. Therefore, upon thirty (30) days written notice, Company shall make reasonably necessary records available to University, at the place where the reports are regularly kept.

5.4 MINIMUM ROYALTY. Commencing seven (7) years from the date of this Agreement, Company shall pay an annual minimum royalty (Minimum Royalty) to University. The Minimum Royalty owed to University shall be [***](2) per year or [***](3) of the amount of the previous year's royalty on all products, whichever is greater. The Minimum Royalty shall increase to [***](4) per year commencing ten (10) years from the date of this Agreement. Each Minimum Royalty payment shall be fully creditable against any earned royalties due under this Agreement, during each applicable 12


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         (2) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

         (3) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

         (4) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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                                               CONFIDENTIAL MATERIAL OMITTED AND
                                            FILED SEPARATELY WITH THE SECURITIES
                                                        AND EXCHANGE COMMISSION.
                                                ASTERISKS DENOTE SUCH OMISSIONS.


month period; provided, however, earned royalties due during any semi-annual period shall not be reduced by more than [***](5) as a result of such offsets.

In the event Company fails to pay the Minimum Royalty, then this license shall automatically terminate without further action by either the Company or the University, and the University shall be free to license the Technology to any third party; provided, however, that the proceeds of any such license shall be divided between the Company and the University on an [***](6) basis, net of any University expenses, with [***](7) of such net proceeds paid to the Company and [***](8) of such proceeds retained by the University.


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         (5) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

         (6) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

         (7) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

         (8) CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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ARTICLE VI: REPRESENTATIONS AND WARRANTIES
------------------------------------------

6.1 AGREEMENTS OF UNIVERSITY. University represents and warrants that to the best of its knowledge this Agreement does not violate any of University's prior commitments or agreements.

6.2 AGREEMENTS OF COMPANY. Company represents and warrants that this Agreement does not violate any of Company's commitments or agreements.

6.3 CLAIMS AGAINST UNIVERSITY. University warrants that to the best of its knowledge there are no legal actions, pending or threatened which would question this Agreement, the Research Program, or the right of University to perform its obligations under this Agreement.

6.4 CLAIMS AGAINST COMPANY. Company warrants that there are no legal actions, pending or threatened which would question this Agreement or the right of Company to perform its obligations under this Agreement.

6.5 AUTHORIZATION BY UNIVERSITY. University warrants that execution and performance of this Agreement have been duly authorized by all necessary corporate actions.

6.6 AUTHORIZATION BY COMPANY. Company warrants that execution and performance of this Agreement have been duly authorized by all necessary corporate actions.

6.7 NO OTHER WARRANTY. UNIVERSITY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VII: INDEMNIFICATION
----------------------------

Company shall defend, indemnify and hold University harmless from any loss, cost, damage, liability or expense imposed on University as a result of any claim arising from Company's use or marketing of any product or right arising from this Agreement.

ARTICLE VIII: BREACH AND TERMINATION
------------------------------------

8.1 BREACH. If either party at any time commits any material breach of the Agreement, and fails to remedy it within thirty (30) days after receiving written notice of the breach, the aggrieved party, at its option, may cancel this Agreement by notifying the other in writing. This remedy is in addition to any other remedies to which it may be entitled. Any failure to cancel this Agreement for any breach shall not constitute a waiver by the aggrieved party of its right to cancel this Agreement for any other breach whether similar or dissimilar in nature.

8.2 FORCE MAJEURE. Each of the parties shall be excused from performance of this Agreement only to the extent that performance is prevented by conditions beyond the reasonable control of the party affected. The parties shall, however, use their best efforts to avoid or cure such conditions. The party claiming such conditions as an excuse for delaying performance shall give prompt written notice of the conditions, and its intent to delay performance, to the other party and shall resume its performance as soon as performance is possible.

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8.3 EFFECT OF TERMINATION. Company's License shall terminate simultaneously with any termination of this Agreement. Expiration, cancellation or termination of this Agreement shall not affect University's previously vested or accrued rights under this Agreement.

ARTICLE IX: INSURANCE
---------------------

Company shall purchase and maintain during the term of this Agreement Comprehensive General Liability Insurance, including Contractual Liability coverage and, prior to initiating its first human clinical trials, Product Liability Insurance and product recall insurance for all products developed, manufactured or marketed as a result of this Agreement. Company shall maintain insurance stipulated above with limits of $2,000,00 per occurrence/$2,000,000 aggregate. Coverage for product recall expense shall also be provided, with a coverage limit of at least $5,000,000. All policies shall name University as additional insured as respects the subject matter of this Agreement. To the extent that Company has coverage under any such policies with limits above those stated, such policies shall also name University as additional insured. The insurance stipulated herein shall be effected by insurers of recognized responsibility, well rated by national ratings organizations, and approved by University. Evidence of all required insurance shall be delivered to University within ten (10) days of the policy's effective date. Each policy shall contain a provision that the insurer shall not terminate the policy or materially reduce its coverage without forty-five (45) days advance written notice to University. The amounts of insurance referred to above shall be increased by Company, at its sole cost and expense, not less than once every three years during the term of this Agreement, said increased amount to be in the same percentage as the net increase in the Consumer Price Index (CPI-W) over said three-year period. Each policy shall be maintained for at least five years after the termination or expiration of this Agreement.

ARTICLE X: USE OF NAME
----------------------

Company may use the name of the University and its School of Medicine in the course of its normal business operations to describe the relationship established by this License Agreement and the Sponsored Research Agreement attached hereto, but oniy after the CWRU Dean of Graduate Studies and Research has given his written approval of each proposed use.

ARTICLE XI: NOTICES
-------------------

Notices to University under this Agreement shall be in writing and sent to:

                      Dean of Graduate Studies and Research
                         Case Western Reserve University
                               10900 Euclid Avenue
                               Cleveland, OH 44106

All notices to Company under this Agreement shall be in writing and sent to:

                                    President
                                 Athersys, Inc.
                         11000 Cedar Avenue, Suite 205A
                               Cleveland, OH 44106

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ARTICLE XII: ASSIGNMENT
-----------------------

This Agreement is not assignable or transferable except with the written consent of both parties; consent shall not be withheld unreasonably. Any assignment or transfer without such consent is void.

ARTICLE XIII: MISCELLANEOUS
---------------------------

13.1 CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Ohio except for those laws applicable to Choice of Law.

13.2 HEADINGS. The captions or headings in this Agreement do not form part of the Agreement, but are included solely for convenience.

13.3 WAIVER, AMENDMENT. No waiver, amendment or modification of this Agreement shall be effective unless in writing and signed by both parties.

13.4 BINDING EFFECT. This Agreement shall be binding on any successors or permitted assigns of either party.

13.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties. It supersedes all prior written and verbal agreements between the parties with respect to the subject matter.

13.6 ILLEGALITY. If any term or conditions of this Agreement is contrary to applicable law, that term or condition shall not apply and shall not invalidate any other part of this Agreement. However, if its deletion materially and adversely changes the position of either of the parties, the affected party may terminate the Agreement by giving thirty (30) days written notice.

ARTICLE XIV: EXPORT CONTROLS
----------------------------

It is understood that University is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes an other commodities, and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by Company that Company shall not transfer data or commodities to certain foreign countries without prior approval of such agency. University neither represents that a license shall not be required nor that, if required, it shall be issued.

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ARTICLE XV: U.S. GOVERNMENT RIGHTS
----------------------------------

The Technology is subject to the rights and limitations of Public Laws (PL) 96-517 and 98-620 and implementing regulations including 35 USC 200-211. University and/or Company agree to include a statement in any patent application fully identifying such government right; and Company acknowledges that the United States Government has the right to a worldwide, non-exclusive, royalty-free license to practice any patent notwithstanding anything in this Agreement to the contrary.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

FOR CASE WESTERN RESERVE                    FOR ATHERSYS, INC.:
UNIVERSITY:


Name:    /s/ Norman L. Caruso               Name     /s/ Gil Van Bokkelen
         --------------------------                  --------------------------

Title:   Treasurer                          Title    President
         --------------------------                  --------------------------

Date:    10/31/95                           Date:    10/31/95
         --------------------------                  --------------------------



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